HARMON INDUSTRIES, INC.                                              EXHIBIT 11A
FORM 10-Q
MARCH 31, 1997


COMPUTATION OF EARNINGS PER SHARE (INSTRUCTION H(G))

Computation of the average number of shares of Common Stock outstanding for the three months ended March 31, 1997 and 1996.


                                           (1)        (2)         (3)              (4)
                                                                              Average number of
                                                                              shares outstanding
                                                                              as shown on
                                                                              consolidated statements
                                         Shares of  Number                    of operations (3)
                                         common     of days      Share days   divided by number
                                         stock      outstanding  (2 x 1)      of days in period
                                         ---------  -----------  ----------   -----------------------

      1997

January 1 - March 31                     6,829,273      90       614,634,570

Options exercised                            1,000      52            52,000
                                             5,935      34           201,790
                                             1,000      27            27,000
                                             4,100      13            53,300
                                            20,800       7           145,600
Equivalent shares under the
Company's option plans                      34,306      90         3,087,540
                                                                 -----------
                                                                 618,201,800               6,868,909
                                                                 ===========               =========


      1996

January 1 - March 31                     6,805,626      90       612,506,340

Equivalent shares under the
Company's option plans                      23,257      90         2,093,130
                                                                 -----------
                                                                 614,599,470               6,828,883
                                                                 ===========               =========


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